EXHIBIT 5.1

                             CLIFFORD CHANCE US LLP
                                 200 PARK AVENUE
                            New York, New York 10166

                                October 29, 2002

Comcertz ABS Corporation
c/o Lord Securities Corporation
48 Wall Street, 27th Floor
New York, NY 10005

Commerzbank Capital Markets Corporation
1251 Avenue of the Americas
New York, NY 10020-1104

         Re:  Comcertz ABS Corporation
              Registration Statement on Form S-3 (File No. 333-97081)

Ladies and Gentlemen:

      We have acted as special counsel to Comcertz ABS Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (including exhibits thereto) (as amended to the date hereof, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of Trust Certificates (the "Certificates"). As described in the Registration Statement, the Certificates will be issued in series (and may be issued in Classes within any given series), with each series being issued by a Trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and U.S. Bank Trust National Association or another trustee to be identified in the prospectus supplement for such series of Certificates (the "Trustee" for such series).

      In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the related prospectus contained therein, the form of Trust Agreement attached as an exhibit thereto, the form of the Certificates set forth in the Trust Agreement and such other agreements, documents, instruments and corporate records, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for this opinion.

      In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers or other representatives of the Company.

      Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

      1. When, in respect of a series of Certificates, a Trust Agreement has been duly authorized by all necessary action of, and duly executed and delivered by the Depositor and the Trustee for such series, such Trust Agreement will be a valid, binding and enforceable agreement of the Depositor; and

      2. When a Trust Agreement for a series of Certificates has been duly authorized by all necessary action of, and duly executed and delivered by, the Depositor and the Trustee for such series, and when the Certificates of such series have been duly executed and countersigned in accordance with the terms of the Trust Agreement and issued and sold as contemplated in the Registration Statement and the prospectus with respect to such series delivered pursuant to
Section 5 of the Securities Act, such Certificates will be legally and validly issued, the holders of such Certificates will be entitled to the benefits of such Trust Agreement, and such Certificates will be fully paid and nonassessable.


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      Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation (a) we have assumed that each other party to such agreement or obligation other than the Depositor has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The opinion set forth herein is also based on the assumption that the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act.

      The opinion herein is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm's name under the caption "Legal Opinions" in the prospectus. By giving such consent, we do not admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                         Very truly yours,


                                         /s/ Clifford Chance US LLP


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